                                                                    EXHIBIT 10.8

                 THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
                CREDIT AGREEMENT AND CONDITIONAL WAIVER AGREEMENT

         This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONDITIONAL WAIVER AGREEMENT (this "Amendment") is made and entered into effective as of June 28, 2000 (except as otherwise expressly provided herein) by and among DYNAMEX INC. (the "Borrower"), a Delaware corporation, DYNAMEX CANADA INC. ("Dynamex Canada"), a federal Canadian corporation, DYNAMEX OPERATIONS EAST, INC. ("Dynamex East"), a Delaware corporation, DYNAMEX OPERATIONS WEST, INC. ("Dynamex West"), a Delaware corporation, ROAD RUNNER TRANSPORTATION, INC. ("Road Runner"), a Minnesota corporation, NEW YORK DOCUMENT EXCHANGE CORPORATION ("NYDEX"), a New York corporation, U.S.C. MANAGEMENT SYSTEMS, INC. ("USC"), a New York corporation, DYNAMEX DEDICATED FLEET SERVICES, INC. ("Fleet Services"), a Delaware corporation, CANNONBALL, INC. ("Cannonball"), an Illinois corporation, BANK OF AMERICA, NATIONAL ASSOCIATION (successor by merger to NationsBank, N.A., which entity was successor by merger to NationsBank of Texas, N.A.) ("Bank of America"), a national banking association, FLEET NATIONAL BANK (formerly BankBoston, N.A.) ("Fleet"), a national banking association, BANK AUSTRIA CREDITANSTALT CORPORATION (formerly Bank Austria Creditanstalt Corporate Finance, Inc., which entity was formerly Creditanstalt Corporate Finance, Inc.) ("Creditanstalt"), a Delaware corporation, THE BANK OF NOVA SCOTIA ("Scotia Bank"), a Canadian banking association, BANK ONE, TEXAS, N.A. ("Bank One"), a national banking association, BANK OF AMERICA, NATIONAL ASSOCIATION (successor by merger to NationsBank, N.A., which entity was successor by merger to NationsBank of Texas, N.A.), as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent") and FLEET NATIONAL BANK (formerly BankBoston, N.A.) and BANK AUSTRIA CREDITANSTALT CORPORATION (formerly Bank Austria Creditanstalt Corporate Finance, Inc., which entity was formerly Creditanstalt Corporate Finance, Inc.), as co-agents (the "Co-Agents").

                                    RECITALS:

         A. Pursuant to that certain Second Amended and Restated Credit Agreement dated as of August 26, 1997, by and among the Borrower, Dynamex Canada, Dynamex East, Dynamex West, Parcelway Courier Systems (B.C.) Ltd. (a British Columbia corporation that has now been dissolved), Road Runner, Bank of America, Fleet, Creditanstalt, Scotia Bank, the Agent and the Co-Agents (as the same may be amended, renewed, extended, restated or otherwise modified from time to time, the "Credit Agreement"), the Lenders agreed to provide to the Borrower a senior secured revolving credit and letter of credit facility (the "Credit Facility") in the maximum aggregate principal amount of $75,000,000.

         B. Pursuant to that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 5, 1998, the parties to the Credit Agreement amended the Credit Agreement to increase the aggregate amount of the Credit Facility to $115,000,000 and in certain other respects.


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         C. Pursuant to that certain Second Amendment to Second Amended and
Restated Credit Agreement dated as of January 31, 1999, the parties to the Credit Agreement amended the Credit Agreement to decrease the aggregate amount of the Credit Facility to $65,000,000 and in certain other respects.

         D. The Borrower and its Subsidiaries, the Agent, the Co-Agents and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend the Credit Agreement to decrease the aggregate amount of the Credit Facility to $51,734,000 and to amend the Credit Agreement in certain other respects.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows; provided, however, that this Amendment shall be, ipso facto, null and void and of no force or effect if any of the conditions precedent set forth in Paragraph 4 hereof are not fully and timely satisfied on or before June 28, 2000 or if the condition subsequent set forth in Paragraph 5 hereof is not fully and timely satisfied on or before July 10, 2000:

         1. Terms Defined. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Credit Agreement (as amended by this Amendment).

         2. Amendments to the Credit Agreement.

         (a) Amendments relating to Bank of America. All references to "NationsBank of Texas, N.A." or "NationsBank, N.A." in the Credit Agreement shall be deemed to be references to "Bank of America, National Association", and all references to "NationsBank" in the Credit Agreement shall be deemed to be references to "Bank of America".

         (b) Amendments to Certain Other Definitions. The following terms and definitions thereof set forth in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:



                                     Page 2
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                  "'Applicable Margin' means, for the period commencing with the
         Closing Date and thereafter to but excluding June 28, 2000, the rate per annum set forth in the table below that corresponds to the ratio of
         (i) Funded Debt as of the date of the relevant financial statements referred to below to (ii) EBITDA for the four fiscal quarters of the Borrower and its Subsidiaries then most recently ended as of the date of such financial statements, calculated in accordance with Section
         1.4:


                                                                   Applicable Margins for
                 --------------------------------------    --------------------------------------
                               Ratio of
                         Funded Debt to EBITDA             ABR Loans             Eurodollar Loans
                 --------------------------------------    ---------             ----------------
                 Less than 1.50 to 1.00                            0%                  1.50%
                 --------------------------------------    ---------             ----------------
                 Less  than  2.00 to 1.00 but  greater
                 than or equal to 1.50 to 1.00                     0%                  2.00%
                 --------------------------------------    ---------             ----------------
                 Less  than  2.75 to 1.00 but  greater
                 than or equal to 2.00 to 1.00                  0.25%                  2.50%
                 --------------------------------------    ---------             ----------------
                 Less  than  3.00 to 1.00 but  greater
                 than or equal to 2.75 to 1.00                  0.25%                  2.75%
                 --------------------------------------    ---------             ----------------
                 Greater than or equal to 3.00 to 1.00          0.50%                  3.25%
                 --------------------------------------    ---------             ----------------

         For purposes hereof and notwithstanding the preceding sentence, the Applicable Margin for the period from the Closing Date to the first Calculation Date shall be deemed to be 0% for ABR Loans and 1.75% for Eurodollar Loans and shall thereafter be calculated on each Calculation Date based upon the preceding table and the financial statements delivered by the Borrower pursuant to Section 8.1(b) and the certificate delivered by the Borrower pursuant to Section 8.1(d); provided, that the Applicable Margin for the period from the Second Amendment Effective Date to the first Calculation Date thereafter shall be deemed to be 0.50% for ABR Loans and 3.25% for Eurodollar Loans; provided further that if the Borrower fails to deliver to the Agent such financial statements or certificate on or before the relevant Calculation Date, the Applicable Margin shall be deemed to be the percentage reflected in the preceding table as if the ratio of Funded Debt to EBITDA were greater than 3.00 to 1.00 until the date such statements and certificate are received by the Agent, after which the Applicable Margin shall be determined as otherwise provided herein. Notwithstanding anything to the contrary contained in this Agreement, from and after (and including) June 28, 2000, the Applicable Margin for ABR Loans shall be 2% per annum."

                  "'Bank of America' means Bank of America, National Association (successor by merger to NationsBank, N.A., which entity was successor by merger to NationsBank of Texas, N.A.).

                  "'Commitment' means, as to any Lender, the obligation of such Lender to make Loans and incur or participate in Letter of Credit Liabilities hereunder in an




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         aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto (or any amendment hereto) under the heading "Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.12 or 11.2, and "Commitments" means such obligations of all Lenders. As of the Third Amendment Effective Date, the aggregate principal amount of the Commitments is $51,734,000."

                  "'EBITDA' means, for any period, without duplication, the sum of the following for the Borrower and its Subsidiaries (or other applicable Person) for such period determined on a consolidated basis in accordance with GAAP: (a) Net Income, plus (b) Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Net Income, plus (d) depreciation and amortization expense, plus (e)other non-cash items to the extent deducted in determining Net Income, minus (f) non-cash income to the extent included in determining Net Income, plus (g) for any calculations that include the fiscal quarter ended (i) October 31, 1999, $235,000, (ii) January 31, 2000, $43,000, or (iii) April 30, 2000, $56,000 (which amounts referred to in this clause (g) relate to extraordinary legal fees paid by the Borrower during such quarters)."

                  "'Fixed Charge Coverage Ratio' means, for any period, the ratio of (a) the sum of the following (without duplication) for the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP: (i) Net Income, plus (ii) Interest Expense, plus (iii) income and franchise taxes to the extent deducted in determining Net Income, plus (iv) depreciation and amortization expense and other non-cash items to the extent deducted in determining Net Income, minus (v) non-cash income to the extent included in determining Net Income, plus (vi) Lease Expense, minus
         (vii) Capital Expenditures, plus (viii) for any calculations that include the fiscal quarter ended (A)October 31, 1999, $235,000,
         (B)January 31, 2000, $43,000, or (C) April 30, 2000, $56,000 (which amounts referred to in this clause (viii) relate to extraordinary legal fees paid by the Borrower during such quarters) to (b) the Fixed Charges of the Borrower and its Subsidiaries for such period."

                  "'Maturity Date' means July 31, 2001."

                  "'Revolving Period Termination Date' means October 31, 2000."

         (c) Deletion of Definition. Section 1.1 of the Credit Agreement is hereby amended to delete the term "EBIT" and the definition thereof.

         (d) Addition of Definition. Section 1.1 of the Credit Agreement is hereby amended to add the following new term and definition thereof, which term shall appear in alphabetical order in such Section 1.1:

                  "'Third Amendment Effective Date' means June 28, 2000."

         (e) Amendment to Section 2.1(a). The word "and" immediately preceding clause (iii) of the third sentence of Section 2.1(a) of the Credit Agreement (relating to Swingline Advances) is hereby deleted and a comma is added in place thereof and the following phrase is hereby added to the end of such third sentence immediately succeeding clause (iii) of such sentence and immediately preceding the period at the end of such sentence:

         ", and (iv) on and after June 28, 2000, Bank of America shall not make any Swingline Advances without the prior written consent of the Required Lenders".

         (f) Amendment to Clause (i) of Section 2.4(a). Clause (i) of Section 2.4(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(i) during the periods such Loan is an ABR Loan, the lesser of (A) the ABR plus two percent (2.00%) or (B) the Maximum Rate; and"

         (g) Amendment to Clause (ii) of Section 2.4(a). Clause (ii) of Section 2.4(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(ii) subject to Section 13.26, during the periods such Loan is a Eurodollar Loan, the lesser of (A) the Eurodollar Rate plus the Applicable Margin or (B) the Maximum Rate".

         (h) Amendment to Section 2.4(b). Clause (i) of Section 2.4(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(i) in the case of ABR Loans, on the last day of each calendar month;"

         (i) Amendment to Section 8.1. Section 8.1 of the Credit Agreement is hereby amended to add the following language after the semi-colon at the end of clause (a) thereof:

         "provided, however, that, notwithstanding the 90 day delivery requirement for the financial statements and certifications mentioned in clauses (i) and (ii) above, (A) the Borrower shall deliver the financial statements and certifications referred to in clause (i) above for the fiscal years ended July 31, 1997, July 31, 1998 and July 31, 1999 on or before July 10, 2000 and (B) the Borrower shall not be obligated to deliver the certificate of such independent certified public accountants referred to in

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         clause (ii) above for the fiscal years ended July 31, 1997, July 31,
         1998 and July 31, 1999."

         (j) Section 8.1(b). Section 8.1(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(b) Quarterly Financial Statements and Monthly Reports. As soon as available, and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, beginning with the fiscal quarter ending October 31, 1997, a copy of an unaudited financial report of the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by a Responsible Officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein, and containing information regarding any guaranties and other contingent Debt in detail consistent with the information regarding guaranties and other contingent Debt contained in the Borrower's annual audit report. As soon as available, and in any event within (i) 15 days after the end of each calendar month of each fiscal year of the Borrower, beginning with the month ending June 30, 2000, a copy of management's cash flow reports comparing actual cash flow results for the period to the current budget for the period, in a form reasonably acceptable to the Agent and (ii) 30 days after the end of each calendar month of each fiscal year of the Borrower, beginning with the month ending June 30, 2000, a copy of management's operating income statements comparing actual operating income results for the period to the current budget for the period, in a form reasonably acceptable to the Agent.

         (k) Amendment to Section 10.1. Section 10.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 10.1 Maximum Ratio of Total Debt to EBITDA. The Borrower and its consolidated Subsidiaries will not permit the ratio, calculated as of the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ended April 30, 1997, and in accordance with Section 1.4, of (i) Total Debt to (ii) EBITDA for the four fiscal quarters of the Borrower then ended to be greater than the ratio set forth below for the applicable fiscal quarter end:

                                 Fiscal Quarter Ended                       Maximum Ratio
                                 --------------------                       -------------
                  April 30, 1997, July 31, 1997, October 31, 1997,
                  January 31, 1998 and April 30, 1998                       3.25 to 1.00

                  July 31, 1998 and October 31, 1998                        3.00 to 1.00

                  January 31, 1999                                          3.25 to 1.00

                  April 30, 1999                                            3.50 to 1.00

                  July 31, 1999                                             3.75 to 1.00

                  October 31, 1999                                          3.60 to 1.00

                  January 31, 2000                                          3.10 to 1.00

                  April 30, 2000                                            3.00 to 1.00

                  July 31, 2000, October 31, 2000, January 31, 2001         3.50 to 1.00
                  and April 30, 2001

                  July 31, 2001 and each fiscal quarter end                 3.25 to 1.00"
                  thereafter

         (l) Amendment to Section 10.2. Section 10.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 10.2 Minimum Net Worth. The Borrower and its consolidated Subsidiaries will at all times maintain Net Worth in an amount equal to but not less than (a) with respect to each fiscal quarter ended prior to July 31, 2000, the sum of (i) $33,000,000 plus
         (ii) 75% of cumulative Net Income, if positive for any fiscal quarter (i.e., exclusive of any negative Net Income for any fiscal quarter), for any fiscal quarter commencing after April 30, 1997, plus (iii) all Net Proceeds of each Equity Issuance which occurs after April 30, 1997 and (b) with respect to the fiscal quarter ended July 31, 2000 and each fiscal quarter ended thereafter, $60,025,500.

         (m) Amendment to Section 10.3. Section 10.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 10.3 Minimum Fixed Charge Coverage Ratio. The Borrower and its consolidated Subsidiaries will not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ended April 30, 1997, and in accordance with Section 1.4, for the four fiscal quarters of the Borrower then ended to be less than the ratio set forth below for the applicable fiscal quarter end:

                 Fiscal Quarter Ended                     Minimum Ratio
                 --------------------                     -------------
               April 30, 1997, July 31,
               1997, October 31, 1997,
               January 31, 1998 and
               April 30, 1998                              1.50 to 1.00

               July 31, 1998, and October
               31, 1998                                    1.65 to 1.00

               January 31, 1999 and April
               30, 1999                                    1.00 to 1.00

               July 31, 1999                               1.25 to 1.00

               October 31, 1999, January                   1.50 to 1.00
               31, 2000 and April 30, 2000

               July 31, 2000 and
               each fiscal quarter end
               thereafter                                  1.10 to 1.00"

         (n) Amendment to Section 10.4. Section 10.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 10.4 Capital Expenditures. The Borrower and its Subsidiaries (a) will not permit the aggregate Capital Expenditures of the Borrower and its Subsidiaries during the period from February 1, 1999 through and including January 31, 2000 (exclusive of any purchase or acquisition of Capital Stock or assets permitted by clause (ii) of
         Section 9.3) to exceed $3,500,000, (b) will not permit the aggregate Capital Expenditures of the Borrower and its Subsidiaries during any period of four consecutive fiscal quarters ended during the period from April 30, 2000 through and including January 31, 2001 (exclusive of any purchase or acquisition of Capital Stock or assets permitted by clause
         (ii) of Section 9.3) to exceed $3,000,000 and (c) will not permit the aggregate Capital Expenditures of the Borrower and its Subsidiaries during any period of four consecutive fiscal quarters ended on or after April 30, 2001 (exclusive of any purchase or acquisition of Capital Stock or assets permitted by clause (ii) of
         Section 9.3) to exceed $3,500,000."

         (o) Amendment to Article 13. Article 13 of the Credit Agreement is hereby amended to add the following new Section 13.26 to read in its entirety as follows:

                  "Section 13.26 No Eurodollar Loans. Notwithstanding anything to the contrary contained in Section 2.4 or elsewhere in this Agreement, on and after June 28, 2000, all Loans then outstanding or thereafter advanced or made (if any) shall constitute ABR Loans and shall bear interest at rates based upon the ABR and the Borrower shall no longer be entitled to borrow, continue or have outstanding any Eurodollar Loans."

         3. Waiver. Via letter dated February 3, 2000 and otherwise, the Borrower previously advised the Agent and the Lenders that certain Events of Default had previously occurred under the Credit Agreement, which Events of Default which previously occurred are listed on Schedule 3 attached hereto (the "Waived Events of Default"). The Borrower has requested that the Agent and the Lenders waive the Waived Events of Default. The Agent and the Lenders hereby waive the Waived Events of Default and agree not to exercise any rights or remedies solely as a result of the occurrence thereof. In order to induce the grant of the waiver contained in this Paragraph 3, each of the Borrower and the other Loan Parties hereby agrees that the waiver contained in this Paragraph 3 shall be limited strictly as written and shall not be deemed to constitute a waiver of, or any consent to noncompliance with, any term or provision of this Agreement or any other Loan Document except as expressly set forth herein. Furthermore, the waiver contained in this Paragraph 3 shall not constitute a waiver of any Event of Default that may have occurred after February 3, 2000 or any future Event of Default that may occur.

         4. Conditions Precedent. The effectiveness of this Amendment (including, without limitation, the waiver contained in Paragraph 3 hereof) is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied on or before June 28, 2000:

         (a) The Agent shall have received all of the following in form and substance satisfactory to the Agent:

                  (i) Amendment Documents. This Amendment as executed by the parties hereto and any other agreement, document, instrument or certificate reasonably required by the Agent or the Lenders to be executed or delivered by the Borrower or any other Loan Party in connection with this Amendment, each duly executed by each of the parties thereto (collectively, the "Amendment Documents");

                  (ii) Resolutions. Resolutions of the Board of Directors of the Borrower and the other Loan Parties certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the other Amendment Documents to which the Borrower or such Loan Party is or is to be a party;

                  (iii) Extension Fee. The extension fee referred to in Paragraph 16 of this Amendment;

                  (iv) Waiver Fee. The waiver fee referred to in Paragraph 17 of this Amendment;

                  (v) Fees, Costs and Expenses. All fees, costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Agent incident to this Amendment or required to be paid in accordance with Section 13.1 of the Credit Agreement, to the extent incurred and submitted to the Borrower, shall have been paid in full by the Borrower; and

                  (vi) Additional Information. The Agent shall have received such additional agreements, documents, instruments and information as the Agent or its legal counsel, Jenkens & Gilchrist, a Professional Corporation, may reasonably request to effect the transactions contemplated hereby;

         (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made again on and as of the date hereof (except if and to the extent that such representations and warranties are or were expressly made only as of another specific date);

         (c) All corporate proceedings taken in connection with this Amendment and the other Amendment Documents, and all legal matters incident thereto, shall be reasonably satisfactory to the Agent and its legal counsel, Jenkens & Gilchrist, a Professional Corporation; and

         (d) No Default or Event of Default shall have occurred and be continuing (after giving effect to this Amendment).

         5. Condition Subsequent. The effectiveness of this Amendment (including, without limitation, the waiver contained in Paragraph 3 hereof) is subject to the condition subsequent that the Borrower shall have delivered to the Agent and the Lenders, on or before July 10, 2000, the annual audit report of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ended July 31, 1999 and all other financial statements, reports, certificates and other information required to be delivered in accordance with Section 8.1(a), in each case strictly in accordance with and as required by Section 8.1(a). In the event that the condition subsequent set forth in this Paragraph 5 has not been fully and timely satisfied on or before July 10, 2000, this Amendment shall be, ipso facto, null and void and of no force or effect.

         6. Representations and Warranties. Each of the Borrower and the other Loan Parties hereby jointly and severally represent and warrant to, and agrees with, the Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the Subsidiaries of the Borrower identified on Schedule 1 hereto are the only Subsidiaries of the Borrower, and, with respect to each of the Subsidiaries of the Borrower, the authorized Capital Stock, the par value per share, the number of shares issued and outstanding and the owner(s) of such issued and outstanding shares are as specified on such Schedule 1; (b) each material action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary of the Borrower as of June 28, 2000, is disclosed on Schedule 2 hereto, and none of such actions, suits, investigations or proceedings could, if adversely determined, have a Material Adverse Effect or could adversely affect the ability of the Borrower and the other Loan Parties to pay or perform their indebtedness, liabilities or obligations under the Credit Agreement or the other Loan Documents; (c) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and the other Loan Parties and will not violate the Borrower's or any Loan Party's corporate charter or bylaws; (d) the term Loan Documents as defined in the Credit Agreement and as used in any of the Loan Documents includes, without limitation, the Amendment Documents; (e) all representations and warranties set forth in the Credit Agreement and in the Security Documents are true and correct as if made again on and as of such date (except if and to the extent that such representations and warranties were expressly made only as of another specific date); (f) no Default or Event of Default has occurred and is continuing (after giving effect to this Amendment); and (g) the Credit Agreement, the Notes, the Guaranties, the Security Documents and the other Loan Documents (as amended by this Amendment) are and remain legal, valid, binding and enforceable obligations of the Borrower and the other Loan Parties (as applicable) which are parties thereto in accordance with their terms.

         7. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S.

         8. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         9. No Oral Agreements. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) THE BORROWER OR ANY OTHER LOAN PARTY AND (B) THE AGENT OR ANY LENDER.

         10. Agreement Remains in Effect; No Waiver. Except as expressly provided herein, all terms and provisions of the Credit Agreement and the other the Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by the Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by the Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Agreement, the Loan Documents or otherwise.

         11. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon such representations and warranties.

         12. Reference to Credit Agreement. This Amendment shall constitute a Loan Document. Each of the Loan Documents, including the Credit Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are (if and to the extent necessary) hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         13. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         14. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Lenders, the Borrower and the other Loan Parties and their respective successors and assigns; provided, however, that neither the Borrower nor any of the other Loan Parties may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

         15. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         16. Extension Fee. The Borrower shall pay to the Agent, on or before the Third Amendment Effective Date, an extension fee in the amount of $65,000, which extension fee shall be divided pro rata amongst the Lenders based upon their respective Commitments.

         17. Waiver Fee. The Borrower shall pay to the Agent, on or before the Third Amendment Effective Date, a waiver fee in the amount of $130,000, which waiver fee shall be divided pro rata amongst the Lenders based upon their respective Commitments.

         18. Release. In consideration of the agreements of the Agent and the Lenders set forth in this Amendment (including, without limitation, the waiver contained in Paragraph 3 hereof), each of the Borrower, the other Loan Parties and all of Borrower's and the other Loan Party's heirs, personal representatives, predecessors, successors and assigns (the "Releasors") hereby fully releases, remises and forever discharges the Agent, the Lenders and each of their respective parents and each of their other affiliates and predecessors, and each and every one of their past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers, and all of their respective heirs, personal representatives, predecessors, successors and assigns (collectively, the "Lender-Related Parties") for, from and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort, contract or equity and the duties arising thereunder (collectively, the "Claims") that the Releasors, or any of them, has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to or arising out of, or in any way connected with or resulting from, the Obligations, the Loan Documents or any real or personal property now or at any time securing the Obligations. It is the express intent of the Agent, the Lenders and the Releasors that the release and discharge set forth in this Paragraph 18 be construed as broadly as possible in favor of the Lender-Related Parties so as to foreclose forever the assertion by any of the Releasors of any Claims, as defined above, against the Lender-Related Parties or any of them.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the day and year first above written.

                                         THE BORROWER AND ITS SUBSIDIARIES:

                                         DYNAMEX INC.

                                         By: Jeffrey N. MacDowell
                                            -----------------------------
                                         Name: Jeffrey N. MacDowell
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------


                                         DYNAMEX OPERATIONS EAST, INC.

                                         By: Jeffrey N. MacDowell
                                            -----------------------------
                                         Name: Jeffrey N. MacDowell
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------


                                         DYNAMEX OPERATIONS WEST, INC.

                                         By:
                                            -----------------------------
                                         Name: Jeffrey N. MacDowell
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------


                                         ROAD RUNNER TRANSPORTATION, INC.

                                         By:
                                            -----------------------------
                                         Name: Jeffrey N. MacDowell
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------


                                         NEW YORK DOCUMENT EXCHANGE
                                         CORPORATION

                                         By:
                                            -----------------------------
                                         Name: Jeffrey N. MacDowell
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------

                                         U.S.C. MANAGEMENT SYSTEMS, INC.

                                         By:
                                            -----------------------------
                                         Name: Jeffrey N. MacDowell
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------


                                         DYNAMEX DEDICATED FLEET SERVICES, INC.

                                         By:
                                            -----------------------------
                                         Name: Jeffrey N. MacDowell
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------


                                         CANNONBALL, INC.

                                         By:
                                            -----------------------------
                                         Name: Jeffrey N. MacDowell
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------



                                         DYNAMEX CANADA INC.

                                         By:
                                            -----------------------------
                                         Name: Jeffrey N. MacDowell
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------

                                         THE AGENT AND A LENDER:

Commitment:  $20,243,739.19              BANK OF AMERICA, NATIONAL ASSOCIATION,
                                         individually and as the Agent

                                         By:
                                            -----------------------------
                                         Name: Santiago Marchant
                                              ---------------------------
                                         Title: Senior Vice President
                                               --------------------------

                                         THE CO-AGENTS AND LENDERS:

Commitment: $11,246,521.73               FLEET NATIONAL BANK,
                                         individually and as a Co-Agent

                                         By:
                                            -----------------------------
                                         Name: Joanne P. O'Keefe
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------

Commitment:  $6,747,913.03               BANK AUSTRIA CREDITANSTALT
                                            CORPORATION FINANCE, INC.,
                                         individually and as a Co-Agent

                                         By:
                                            -----------------------------
                                         Name: Robert M. Biringer
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------

                                         By:
                                            -----------------------------
                                         Name: John G. Taylor
                                              ---------------------------
                                         Title: Vice President
                                               --------------------------

                                         ADDITIONAL LENDERS:

Commitment:  $6,747,913.03               THE BANK OF NOVA SCOTIA

                                         By:
                                            ----------------------------------
                                         Name: F. C. H. Ashby
                                              --------------------------------
                                         Title: Senior Manager Loan Operations
                                               -------------------------------

Commitment: $6,747,913.02                BANK ONE, TEXAS, N.A.

                                         By:
                                            ------------------------------
                                         Name: C. Dianne Wooley
                                              ----------------------------
                                         Title: Vice President
                                               ---------------------------

                                                                   EXHIBIT 10.8


                                   SCHEDULE 1

                       SUBSIDIARIES OF THE BORROWER, ETC.

                                                                                  Shares Issued and            Owner(s)
      Subsidiary                  Capital Stock           Shares Authorized          Outstanding               of Shares
      ----------                  -------------           -----------------          -----------               ---------
Dynamex Canada Inc.                  Common;              Unlimited Common;          100 Common;      The Borrower owns 100% of
                                    Preferred            Unlimited Preferred     3,750,000 Preferred  the Common and Preferred
                                                                                                      Shares.
---------------------------------------------------------------------------------------------------------------------------------
Dynamex Operations                   Common                 10,000 Common            1,000 Common     The Borrower owns 100% of
East, Inc.                                                                                            the Common Shares.
---------------------------------------------------------------------------------------------------------------------------------
Dynamex Operations                   Common                 10,000 Common            1,000 Common     The Borrower owns 100% of
West, Inc.                                                                                            the Common Shares.
---------------------------------------------------------------------------------------------------------------------------------
Road Runner                      Common (Voting;            25,000 Common        6,545 Voting Common; The Borrower owns 100% of
Transportation, Inc.        Non-Voting; Undesignated)      (7,000 Voting;          4,363.9998 Non-    the Voting Common and
                                                          5,000 Non-Voting;         Voting Common     Non-Voting Common Shares.
                                                        13,000 Undesignated)
---------------------------------------------------------------------------------------------------------------------------------
New York Document                    Common                  200 Common               150 Common      The Borrower owns 100% of
Exchange Corporation                                                                                  the Common Shares.
---------------------------------------------------------------------------------------------------------------------------------
U.S.C. Management                    Common                200,000 Common            91.33 Common     The Borrower owns 100% of
Systems, Inc.                                                                                         the Common Shares.
---------------------------------------------------------------------------------------------------------------------------------
Alpine Enterprises, Ltd.      Class A Voting Common         Unlimited of             290 Class A      Dynamex Canada Inc. owns
                              Class B Voting Common          each class             Voting Common     100% of the Class A
                              Class C Voting Common                                                   Voting Common Shares.
                              Class D Voting Common
                            Class A Non-Voting Common
                            Class B Non-Voting Common
                            Class C Non-Voting Common
                            Class D Non-Voting Common
                                Preference Shares
---------------------------------------------------------------------------------------------------------------------------------
Dynamex Dedicated Fleet              Common                    10,000                1,000 Common     The Borrower owns 100% of
Services, Inc.                                                                                        the Common Shares.
---------------------------------------------------------------------------------------------------------------------------------
Cannonball, Inc.                     Common                    71,450                   69,350        The Borrower owns 100% of
                                                                                                      the Common Shares.
---------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                                LITIGATION, ETC.

1. The information set forth on Schedule 7.6 to the Credit Agreement is incorporated herein by reference.

2. In November and December 1998, two class action lawsuits were filed in the United States District Court for the Northern District of Texas, naming the Borrower, Richard K. McClelland, the Borrower's Chief Executive Officer, and Robert P. Capps, the Borrower's former Chief Financial Officer, as defendants. The lawsuits arise from the Borrower's November 2, 1998, announcement that it was (i) revising its results of operations for the year ended July 31, 1998 from that which had been previously announced on September 16, 1998 and (ii) restating its results of operations for the third quarter of fiscal 1998 from that which had been previously reported. On February 5, 1999, the Court entered an Order consolidating the actions and approved the selection of three law firms as co-lead counsel. A consolidated and amended complaint was filed on March 22, 1999. On May 6, 1999, defendants filed a motion to dismiss the consolidated and amended complaint in its entirety. On June 14, 1999, the Borrower issued a press release announcing that the Audit Committee of the Board of Directors had formed a Special Committee of outside directors to review potentially unsupportable accounting entries for the third and fourth quarters of fiscal 1998. On September 17, 1999 the Borrower issued a press release announcing that the Special Committee had completed its review of the Borrower's financial reporting and that the Borrower would restate its previously reported financial results for the fiscal years 1997 and 1998, the first three quarters of the fiscal year 1998 and the first three quarters of the fiscal year 1999.

         On October 14, 1999, pursuant to a stipulation of the parties, plaintiffs filed a second amended class action complaint. In addition to the defendants named in the original complaint, the Second Amended Class Action Complaint named Deloitte & Touche and Deloitte & Touche LLP (the Court subsequently dismissed Deloitte & Touche LLP without prejudice pursuant to the stipulation of the parties). The Second Amended Class Action Complaint alleges that the defendants issued a series of materially false and misleading statements and omitted material facts concerning the Borrower's financial condition and business operations. The lawsuit alleges violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The plaintiffs seek unspecified damages on behalf of all other purchasers of the Borrower's common stock during the period of September 18, 1997 through and including September 17, 1999.

         On December 8, 1999, Dynamex moved to dismiss the complaint in its entirety on the grounds that plaintiffs complaint fails to meet the required pleading standards and that the claims are deficient as a matter of law. Briefing of the motion was completed on June 1, 2000, and the motion is now awaiting disposition. At this date, no class has been certified nor has any discovery commenced. The Borrower is unable to determine the likely outcome of this matter or to reasonably estimate the amount of loss with respect to this matter.

         On April 10, 2000, Reliance Insurance Company filed a notice of action in the Superior Court of Justice in Ontario, Canada, seeking a declaratory judgment that defendants in the shareholder class action are not entitled to reimbursement under the Reliance insurance policy for losses incurred in connection with that action. The Reliance policy provides $3 million in excess coverage to supplement the $2 million in coverage provided to the Borrower pursuant to the underlying policy issued by American Home Assurance Company.

         The Special Committee of the Board of Directors has kept the SEC apprised of its inquiry and the restatement process. The Borrower has received an informal request for information from the Staff of the Commission for documents concerning the circumstances of the proposed restatement of the Borrower's prior period financial statements. The Borrower has cooperated with the Commission and produced documents responsive to its request.

                                   SCHEDULE 3

                         EVENTS OF DEFAULT TO BE WAIVED

1.  Section 8.1(a); Annual Financial Statements              Default as of 10/29/99 for the fiscal year ended 7/31/99

2.  Section 8.1(b); Quarterly Financial Statements           Default as of 12/15/99 for the fiscal quarter ended
                                                             10/31/99, as of 3/15/2000 for the fiscal quarter ended
                                                             1/31/2000 and as of 6/15/2000 for the fiscal quarter ended
                                                             4/30/2000

3.  Section 8.1(c); Compliance Certificate                   Default as of 10/29/99 for the fiscal year ended 7/31/99,
                                                             as of 12/15/99 for the fiscal quarter ended 10/31/99, as of
                                                             3/15/2000 for the fiscal quarter ended 1/31/2000 and as of
                                                             6/15/2000 for the fiscal quarter ended 4/30/2000

4.  Section 8.1(d); Applicable Margin & Fees                 Default as of 10/29/99 for the fiscal year ended 7/31/99

5.  Section 8.1(e); Receivables Agings, Etc.                 Default for failure to produce accounts receivable and
                                                             accounts payable agings

6.  Section 8.1(f); Budget                                   Default as of 8/1/99 for failure to timely provide the
                                                             budget for the fiscal year ended 7/31/99; budget delivered
                                                             1/24/99

7.  Section 8.1(h); Notice of Litigation                     Specific notice regarding Shareholder Litigation not given, although notice and information regarding such shareholder litigation was included in all public filings beginning
                                                             with the 10-K for the fiscal year ended 7/31/99, was
                                                             discussed at bank meetings and updated information was
                                                             included in public press releases forwarded to the Lenders

8.  Section 8.1(i); Notice of Default                        Prior to  February  1,  2000,  no  written  notice  provided regarding Defaults

9.  Section 8.1(l); Notice of Material Adverse Effect        No written notice was given to the Agent or the Lenders of potential the Material Adverse Effect resulting from: (a)
                                                             Shareholder Litigation as described in Item 7 above, (b)
                                                             Special Committee investigation concluding restatement of
                                                             prior period financials was necessary, the effect of which is certain representations contained in Section 7.2(a) of
                                                             the Credit Agreement may be inaccurate, and (c) possible
                                                             delisting of the Borrower's common stock from the American
                                                             Stock Exchange as a result of failure to timely provide
                                                             audited financial statements on Form 10-K to the SEC

10.  Section 8.1(p); Insurance                               Default as of May 31, 1999 due to failure to provide
                                                             summary of insurance coverage

11.  Section 8.5(iv); Insurance - Workers' Comp              Potential Default: cancellation notice regarding insurance coverage was received 1/19/2000, became effective at
                                                             12:00am on 2/4/2000

12.  Section 8.7; Keeping Books and Records Potential        Default given findings of Special Committee as referred to in Item 9 above and ongoing audit/re-audit

13.  Section 8.9; Compliance with Agreements                 Potential Default given non-compliance with Listing
                                                             Agreements of The American Stock Exchange and possible
                                                             delisting of the Borrower's common stock, all due to
                                                             failure to timely provide audited financial statements on
                                                             Form 10-K and Forms 10-Q to the SEC

14.  Section 9.13; Modification of Other Agreements          Acquisition Documents: the Borrower has agreed to pay
                                                             interest on earnout amounts owed, as detailed in schedule
                                                             provided to the Lenders on 1/20/2000 and thereafter
                                                             updated, from the date payment due

15.  Section 9.14; Bank Accounts                             New accounts have been opened at Bank of America without
                                                             prior written consent of the Agent

16.  Section 10.1; Debt to EBITDA                            Default for fiscal quarters ended 4/30/97, 7/31/97,
                                                             10/31/97, 1/31/98, 4/30/98, 7/31/98, 10/31/98, 1/31/99,
                                                             4/30/99, 7/31/99, 10/31/99, 1/31/2000 and 4/30/2000

17.  Section 10.2; Minimum Net Worth                         Default for fiscal quarters ended 7/31/99, 10/31/99,
                                                             1/31/2000 and 4/30/2000

18.  Section 10.3; Fixed Charge Coverage                     Default for fiscal quarters ended 4/30/97, 7/31/97,
                                                             10/31/97, 1/31/98, 4/30/98, 7/31/98, 10/31/98, 1/31/99,
                                                             4/30/99, 7/31/99, 10/31/99, 1/31/2000 and 4/30/2000

19.  Section 10.4; Capital Expenditures                      Default for fiscal quarters ended 1/31/2000 and 4/30/2000